UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 18, 2013

Date of Report (Date of earliest event reported)

TWO RIVER BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

766 Shrewsbury Avenue, Tinton Falls, New Jersey		07724
(Address of principal executive offices)		(Zip Code)

(732) 389-8722 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 18, 2013, the Board of Directors of Two River Bancorp and its wholly owned banking subsidiary, Two River Community Bank, (collectively, referred to as the “Company”) amended its Code of Conduct (the “Code”).

In addition to certain non-substantive and administrative amendments to the Code, the Code was amended to (ii) insert the applicable standards of bank Regulation O with respect to loans to directors and officers, (ii) codify a change in our policies that contracts or payments in excess of $120,000 require prior approval by the Nominating and Corporate Governance Committee of the Board of Directors rather than the Audit Committee, (iii) expand the language regarding the Company’s prohibition on directors and officers taking personal advantage of the Company’s corporate opportunities, (iv) codify the policy of the Company to comply with all anti-money laundering laws and regulations, and (v) set forth the requirements for complying with the New Jersey’s “pay-to-play” law with respect to political contributions by its directors, officers and employees

The entire Code as amended is available on the Company’s website at http://tworiverbank.com under the Investor Relations tab, Corporate Information – Governance Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO RIVER BANCORP

Dated:	December 23, 2013	By:	/s/ William D. Moss
William D. Moss
President and Chief Executive Officer